Exhibit 3.13
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AGRICORE UNITED HOLDINGS INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify that:
1.The name of the corporation is Agricore United Holdings Inc. (the “Company”).
2.Article IV of the Certificate of Incorporation of Agricore United Holdings Inc. be and hereby is amended and replaced in its entirety with the following:
ARTICLE IV
CAPITAL STOCK
The authorized capital stock of the corporation is Twenty Thousand (20,000) shares of Common stock, par value $.001 per share.
3.The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 18 day of May, 2010.

By:	/s/ Noel White
Name:	Noel White
Its:	Secretary
Authorized Officer

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AGRICORE UNITED HOLDINGS INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify that:
1.The name of the corporation is Agricore United Holdings Inc. (the “Company”).
2.Article IV of the Certificate of Incorporation of Agricore United Holdings Inc. be and hereby is amended and replaced in its entirety with the following:
ARTICLE IV
CAPITAL STOCK
The authorized capital stock of the corporation is Ten Thousand (10,000) shares of Common stock, par value $.001 per share.
3.The Board of Directors and Sole Shareholder of the Company have resolved that each issued and outstanding share of Common stock of the Company, par value $.01 per share, shall be converted to one-one thousandth of a share of Common stock, with a par value of $.001 upon the filing of this amendment.
4.The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 26th day of October, 2006.

By:	/s/ T. W. Kirk
Name:	Thomson W. Kirk
Its:	Corporate Secretary
Authorized Officer

CERTIFICATE OF INCORPORATION
OF
AGRICORE UNITED HOLDINGS INC.

I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporate Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:
ARTICLE I
NAME

The name of the corporation is Agricore United Holdings Inc.

ARTICLE II
REGISTERED OFFICE

The address of the corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover (Kent County), Delaware 19904. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III
PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV
CAPITAL STOCK

The authorized capital stock of the corporation is Three Thousand (3,000) shares of Common stock, One Cent ($.01) par value per share.

ARTICLE V
DIRECTORS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be by written ballot unless the bylaws of the corporation so provide. Also without limitation of powers conferred by statute, the Board of Directors is expressly authorized to adopt by written minutes of action any resolutions or actions that could be adopted at a duly convened and constituted meeting of the Board of Directors.

ARTICLE VI
LIMITATION OF LIABILITY AND INDEMNIFICATION

A director of the corporation will not be liable to the corporation or the stockholders of the corporation for monetary damages for a breach of fiduciary duty as a director, except to the extent such exception from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same currently exists or is hereafter amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director to the corporation hereunder in respect to any act or omission occurring prior to the time of such amendment, modification or repeal. The corporation will indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

ARTICLE VII
AMENDMENT OF CERTIFICATE

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VIII
INCORPORATOR

The name and mailing address of the incorporator are Charles P. Moorse, 4200 IDS Center, 80 S. Eighth Street, Minneapolis, Minnesota 55402.

The undersigned incorporator has signed this Certificate of Incorporation on April 5, 2006.

/s/ Charles P. Moorse
Charles P. Moorse, Incorporator